Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) __________

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

Diageo Capital plc

(Exact name of obligor as specified in its charter)

Scotland

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. employer identification no.)

Edinburgh Park

5 Lochside Way

Edinburgh EH12 9DT, Scotland

(Address of principal executive offices)

Debt Securities
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)               Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)              Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2005 — attached)

Exhibit 8 — Not applicable.

Exhibit 9 — Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of London and Country of England, on the 27th day of March 2006.

CITIBANK, N.A.

By	/s/ Viola Japaul
Viola Japaul
Director Agency and Trust

Exhibit 7

Charter No. 1461
Comptroller of the Currency
Northeastern District

REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2005, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$15,706,000
Interest-bearing balances	22,704,000
Held-to-maturity securities	0
Available-for-sale securities	120,718,000
Federal funds sold in domestic Offices	6,925,000
Federal funds sold and securities purchased under agreements to resell	8,262,000
Loans and leases held for sale	2,635,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	385,998,000
LESS: Allowance for loan and lease losses	6,307,000
Loans and leases, net of unearned income, allowance, and reserve	379,691,000
Trading assets	86,966,000
Premises and fixed assets (including capitalized leases)	4,072,000
Other real estate owned	53,000
Investments in unconsolidated subsidiaries and associated companies	1,269,000
Customers’ liability to this bank on acceptances outstanding	994,000
Intangible assets: Goodwill	9,093,000
Intangible assets: Other intangible assets	10,644,000
Other assets	36,765,000
TOTAL ASSETS	$706,497,000

LIABILITIES
Deposits: In domestic offices	$135,426,000
Noninterest-bearing	23,360,000
Interest-bearing	112,066,000

Thousands of dollars
ASSETS
In foreign offices, Edge and Agreement subsidiaries, and IBFs	350,564,000
Noninterest-bearing	28,842,000
Interest-bearing	321,722,000
Federal funds purchased in domestic Offices	11,516,000
Federal funds purchased and securities sold under agreements to repurchase	13,751,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	46,812,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	42,540,000
Bank’s liability on acceptances executed and outstanding	994,000
Subordinated notes and debentures	15,250,000
Other liabilities	32,883,000
TOTAL LIABILITIES	$649,736,000
Minority interest in consolidated Subsidiaries	497,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	27,244,000
Retained Earnings	30,651,000
Accumulated net gains (losses) on cash flow hedges	-2,382,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$56,264,000
TOTAL LIABILITIES AND EQUITY CAPITAL	$706,497,000

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
SALLIE L. KRAWCHECK
DIRECTORS